UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: December 19, 2018

Reliant Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-37391	37-1641316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 221-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                       ☐

ITEM 8.01.	OTHER EVENTS

Reliant Bancorp, Inc. (the “Company”) is filing the following description of its common stock in order to update and supersede the description of the common stock of the Company contained in its registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on September 22, 2017. The Company intends to incorporate by reference the description of its common stock in this Item 8.01 in connection with future registration statements, including any registration statement or amendment thereto that may be filed on Form S-3 or Form S-8.

DESCRIPTION OF COMMON STOCK

General

The following summary of the material terms of the Company’s common stock is not intended to be a complete summary of the rights and preferences of such securities and is subject to the applicable provisions of the Tennessee Business Corporation Act and is qualified by reference to the Company’s amended and restated charter and amended and restated bylaws. You are urged to read the Company’s amended and restated charter and amended and restated bylaws in their entirety for a complete description of the rights and preferences of the Company’s common stock, copies of which are publicly available through the filings of the Company with the SEC.

The Company is authorized by its charter to issue a maximum of 30,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share.  The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “RBNC.”

Voting Rights

The holders of common stock are entitled to one vote per share on all matters presented for a shareholder vote. There is no provision for cumulative voting.

Dividend Rights and Limitations on Payment of Dividends

Holders of the Company’s common stock are entitled to dividends when, as, and if declared by the Company’s board of directors out of funds legally available for that purpose. The Company currently expects to continue to pay (when, as, and if declared by the board of directors out of funds legally available for that purpose and subject to regulatory restrictions) regular quarterly cash dividends on its common stock; however, there can be no assurance that the Company will continue to pay dividends in the future. Future dividends on the Company’s common stock will depend upon the Company’s earnings and financial condition, liquidity, and capital requirements, the general economic and regulatory climate, the Company’s ability to service any equity or debt obligations senior to the common stock, and other factors deemed relevant by the board of directors.

As a bank holding company, the Company is ultimately dependent upon its subsidiary, Reliant Bank, to provide funding for its operating expenses, debt service, and dividends. Various banking laws and regulations applicable to Reliant Bank limit the payment of dividends and other distributions by Reliant Bank to the Company, and these laws and regulations may limit the Company’s ability to pay dividends on its common stock. Additionally, the Company has payment obligations with respect to certain subordinated debentures. If these payment obligations were not made or were suspended, the Company would be prohibited from paying dividends on its common stock. Additionally, bank regulatory authorities could impose administratively stricter limitations on the ability of Reliant Bank to pay dividends to the Company if such limits were deemed appropriate to preserve certain capital adequacy requirements.

Board of Directors

The business of the Company is controlled by a board of directors. A nominee to serve as director will be elected to the board of directors by a majority of the votes cast, except that, if the number of nominees exceeds the number of directors to be elected, directors will instead be elected by a plurality of the votes cast.

The Company’s board of directors was previously divided into three classes, with each director elected for a three-year term; however, in 2018, the Company’s shareholders approved an amendment to the Company’s charter which phases out staggered terms for the board of directors. Commencing with the annual meeting of Company shareholders in 2021, all directors will serve a one-year term.

Liquidation Rights

In the event of the Company’s liquidation, dissolution, or winding-up, holders of common stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of creditors, all liabilities, and any liquidation preferences of any outstanding shares of preferred stock.

Conversion and Subscription Rights

The holders of common stock have no conversion, preemptive, or other subscription rights.

Liability to Further Calls or to Assessments

The shares are not subject to liability for further calls or to assessments by the Company.

Transfer Agent

The transfer agent and registrar for the Company’s common stock is Broadridge Financial Solutions, Inc.

Preferred Stock

The Company has no preferred stock outstanding. The board of directors of the Company may, without further action by the shareholders, issue one or more series of preferred stock and fix the rights and preferences of those shares, including the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences, the number of shares constituting any series and the designation of such series.

Certain Protective Provisions

General

The Company’s charter and bylaws, as well as the Tennessee Business Corporation Act, contain certain provisions designed to enhance the ability of the Company’s board of directors to deal with attempts to acquire control of the Company. These provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts which have not been approved by the board of directors (including takeovers which certain shareholders may deem to be in their best interest). To the extent that such takeover attempts are discouraged, temporary fluctuations in the market price of common stock resulting from actual or rumored takeover attempts may be inhibited. These provisions also could discourage or make more difficult a merger, tender offer, or proxy contest, even though such transaction may be favorable to the interests of shareholders, and could potentially adversely affect the market price of the Company’s common stock.

The following briefly summarizes protective provisions that are contained in the Company’s charter and bylaws and which are provided by the Tennessee Business Corporation Act. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of those provisions and is qualified in its entirety by reference to the Company’s amended and restated charter and amended and restated bylaws and the statutory provisions contained in the Tennessee Business Corporation Act.

Authorized but Unissued Stock

The authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future private or public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock may enable the board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of the Company by means such as a proxy contest, tender offer, or merger, and thereby protect the continuity of the company’s management.

Removal of Directors and Filling Vacancies

The Company’s charter and bylaws provide that a director may be removed from office prior to the expiration of such director’s term only for cause at a meeting called for such purpose. This provision could reduce the likelihood that the shareholders are able to remove a member of the Company’s board of directors. Additionally, the Company’s bylaws provide that all vacancies on the board may be filled by the board of directors for the unexpired term, giving the Company’s board the ability to appoint directors to serve for a limited period of time without shareholder approval.

Advance Notice Requirements for Shareholder Proposals

The Company’s bylaws establish advance notice procedures with regard to shareholder proposals. These procedures provide that the shareholder must submit certain information regarding the proposal, together with the proposal itself, to the Company’s corporate secretary in advance of the annual meeting. Shareholders submitting proposals for inclusion in the Company’s proxy statement must comply with the proxy rules under the Security Exchange Act of 1934, as amended (the “Exchange Act”). The Company may reject a shareholder proposal that is not made in accordance with such procedures. These provisions could reduce the likelihood that shareholders submit proposals for matters to be considered at annual or special meetings of the shareholders.

Certain Nomination Requirements

Pursuant to the Company’s bylaws, the Company has established certain nomination requirements for an individual to be elected as a director at any annual or special meeting of the shareholders, including that the nominating party provide the Company within a specified time prior to the meeting: (i) certain identifying information about any person who the shareholder proposes to nominate for election as a director, including information relating to such person that is required to be disclosed under the Exchange Act in solicitations of proxies for elections of directors, and (ii) certain identifying information about the shareholder making the nomination. These provisions could reduce the likelihood that a third party would nominate and elect individuals to serve on the Company’s board of directors.

Business Combinations with Interested Shareholders

The Tennessee business combinations statute provides that a 10% or greater shareholder of a Tennessee corporation cannot engage in a “business combination” (as defined in the statute) with such corporation for a period of two years following the date on which the 10% shareholder became such, unless the business combination or the acquisition of shares is approved by a majority of the disinterested members of such corporation’s board of directors before the 10% shareholder’s share acquisition date. This statute further provides that at no time (even after the two-year period subsequent to such share acquisition date) may the 10% shareholder engage in a business combination with the relevant corporation unless certain approvals of the board of directors or disinterested shareholders are obtained or unless the consideration given in the combination meets certain minimum standards set forth in the statute. The law is very broad in its scope and is designed to inhibit unfriendly acquisitions but it does not apply to corporations whose charter contains a provision electing not to be covered by the law. The Company’s charter does not contain such a provision. An amendment of the Company’s charter to that effect would, however, permit a business combination with an interested shareholder even though that status was obtained prior to the amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT BANCORP, INC.

Date: December 19, 2018
	/s/	DeVan D. Ard, Jr.
DeVan D. Ard, Jr.
Chairman, President, and Chief Executive Officer